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                                  EXHIBIT 5.1
    OPINION OF ALSTON & BIRD LLP REGARDING THE LEGALITY OF THE COMMON STOCK
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                               ALSTON & BIRD LLP
                              ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                          ATLANTA, GEORGIA 30309-3424

                                  404-881-7000
                                FAX 404-881-4777
                                 WWW.ALSTON.COM

                                                                    May 26, 1998

IVI Checkmate Corp.
1003 Mansell Road
Roswell, Georgia 30076

    Re: Registration Statement on Form S-4

Ladies and Gentlemen:

    We have acted as counsel to IVI Checkmate Corp., a Delaware corporation (the "Registrant"), in connection with the filing by the Registrant on May 26, 1998 of a Registration Statement on Form S-4 (the "Registration Statement") to register under the Securities Act of 1933, as amended, shares of the Registrant's common stock, $.01 par value per share (the "Shares"), to be issued by the Registrant pursuant to that certain Combination Agreement dated as of January 16, 1998 (the "Combination Agreement"), by and among the Registrant, International Verifact Inc., a Canadian corporation ("IVI"), Checkmate Electronics, Inc., a Georgia corporation ("Checkmate"), and Future Merger Corporation, a Georgia corporation and wholly owned subsidiary of the Registrant. Pursuant to the Combination Agreement, IVI and Checkmate will become wholly owned subsidiaries of the Registrant, and the Registrant will issue up to 18,381,207 Shares in exchange for outstanding common shares of IVI and Checkmate.

    As counsel for the Registrant, we have examined such corporate records and documents as we have deemed relevant and necessary as the basis for this opinion. As to factual matters relevant to this opinion, we have relied upon representations and warranties contained in certificates and statements of officers of the Registrant and certain public officials.

    Based upon and subject to the foregoing, it is our opinion that the Shares will, when issued in accordance with the terms and conditions set forth in the Combination Agreement, be duly authorized, validly issued, fully paid and non-assessable under Delaware corporate law as in effect on this date.

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the section entitled "Legal Matters" in the Joint Proxy Statement/Prospectus constituting a part thereof.

                                          ALSTON & BIRD LLP

                                          By: _________/s/_HILL JEFFRIES________
                                                   M. Hill Jeffries, Partner